EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

XENOMICS, INC.

AMENDMENT NO.3 TO FORM 10-QSB FOR THE QUARTER ENDED JULY 31, 2005
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Xenomics, Inc., a Florida corporation (the "Company"). I am delivering this certificate in connection with the Amendment No.3 to Form 10-QSB of the Company for the quarter ended July 31, 2005 and filed with the Securities and Exchange Commission ("Amendment No.2 to Form 10-QSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Amendment No.3 to Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Amendment No.3 to Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2006

/s/ V. Randy White

Name: V. Randy White, Ph.D. Title: Chief Executive Officer